CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Strategic Series of our report dated June 18, 2021, relating to the financial statements and financial highlights, which appears in Franklin Strategic Income Fund’s Annual Report on Form N-CSR for the year ended April 30, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

August 24, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Strategic Series of our report dated June 18, 2021, relating to the financial statements and financial highlights, which appear in Franklin Growth Opportunities Fund, Franklin Small Cap Growth Fund, and Franklin Small-Mid Cap Growth Fund’s Annual Report on Form N-CSR for the year ended April 30, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

August 24, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Strategic Series of our report dated June 18, 2021, relating to the financial statements and financial highlights, which appear in Franklin Biotechnology Discovery Fund and Franklin Natural Resources Fund’s Annual Report on Form N-CSR for the year ended April 30, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement

/s/PricewaterhouseCoopers LLP

San Francisco, California

August 24, 2021